FIRST AMENDMENT TO EQUITY PURCHASE AGREEMENT

     This FIRST AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “Amendment”), dated as of February 25, 2014 (the “Amendment Date”), is entered into by and between New Media Insight Group, Inc., a Nevada corporation with its principal executive office 28202 N. 58th Street, Cave Creek, Arizona 85311 (the “Company”), and Premier Venture Partners, LLC, a California limited liability company (the “Investor”), with its principal executive officers at 4221 Wilshire Blvd., Suite 355, Los Angeles, CA 90010.

RECITALS

     A.     The parties have previously entered into that $2,000,000 Equity Purchase Agreement (the “Agreement”) dated December 10, 2014;

     B.     The Parties would like to modify some of the terms of the Agreement, including among other items, the circumstances that would cause a termination of the Agreement.

     NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

     1.     All capitalized terms not otherwise defined herein shall have the meanings set out in the Agreement.

     2.     Section 7.3 of the Agreement is hereby amended and completely restated as follows:

“The representations and warranties of the Company shall be true and correct as of the date when made and throughout the Open Period as though made at that time and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4.3. ”

     3.     Section 8.1 of the Agreement is hereby amended and completely restated as follows:

     “This Agreement shall terminate upon any of the following events:

          (a)     when the Investor has purchased an aggregate of Two Million Dollars ($2,000,000) in the Common Stock of the Company pursuant to this Agreement;

          (b)     on the date which is thirty-six (36) months after the Effective Date;

          (c)     if at any time after the Effective Date, the Registration Statement is no longer in effect;

          (d)     the trading of the Common Stock is suspended by the SEC, the Principal Market or FINRA for a period of two (2) consecutive Trading Days during the Open Period;

          (e)     the Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market or the Registration Statement is no longer effective (except as permitted hereunder). Immediately upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor; or

          (f)     if a Material Adverse Effect occurs during the Open Period.”

     4.     Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amendment.

     5.     This Amendment shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

     6.     Other than as specified above, all other terms of the Agreement remain unchanged and the parties agree that the Agreement, as amended by this Amendment continues in full force and effect and all of the parties’ obligations thereunder are in all respects ratified and confirmed hereby

     7.     This Amendment may be executed in counterparts and by electronic or facsimile transmission, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to Equity Purchase Agreement to be duly executed by their respective authorized representatives as of the Amendment Date.

“COMPANY”:		“INVESTOR”:
New Media Insight Group, Inc.,		Premier Venture Partners, LLC,
a Nevada corporation		a California limited liability company
By:	/s/Michael Palethorpe	By:	/s/Jeffrey Maller
Name:	Michael Palethorpe	Name:	Jeffrey Maller
Title:	President	Title:	Manager